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                                  EXHIBIT 23


                              Accountants' Consent


The Board of Directors
Century South Banks, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.



                                     KPMG LLP

Atlanta, Georgia
March 30,1999